EXHIBIT 99.1

For Immediate Release: January 30, 2007

Occidental Petroleum Announces
Results of Debt Tender Offer

Los Angeles -- Occidental Petroleum Corporation (NYSE: OXY) today announced the acceptance for purchase of $659,009,000 aggregate principal amount of its debt securities pursuant to its previously announced tender offer as reflected in the table below.

CUSIP Nos. ---------	------	Security --------------------------	Principal Amount Tendered and Accepted for Purchase -------------
674599BF1	10-1/8%	Senior Debentures due 2009	$125,413,000
674599BE4	9-1/4%	Senior Debentures due 2019	$149,678,000
67461FED5	8.750%	Senior Notes due 2023	$ 53,265,000
674599BM6	7.200%	Senior Debentures due 2028	$118,014,000
674599BT1	8.450%	Senior Notes due 2029	$212,639,000

This news release is not an offer to purchase or a solicitation of an offer to sell any securities.

Contacts:	Lawrence P. Meriage (media)
310-443-6562
Christopher G. Stavros (investors)
212-603-8184
On the web: www.oxy.com